SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	October 27, 2004

THE TALBOTS, INC. (Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-12552 (Commission File Number)	41-1111318 (I.R.S. Employer Identification Number)

One Talbots Drive, Hingham, Massachusetts (Address of Principal Executive Offices)	02043 (Zip Code)

Registrant’s telephone number, including area code	(781) 749-7600

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

___	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01 Entry into a Material Definitive Agreement.

        The disclosure set forth below under “Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers” is incorporated into this Item 1.01.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

        (c)        On October 27, 2004, The Talbots, Inc. (the “Company”) announced the appointment of Philip H. Kowalczyk, age 44, to the new position of Executive Vice President, Chief Administrative Officer.

        Mr. Kowalczyk previously was Managing Director of Kurt Salmon Associates, a global management consulting firm headquartered in Atlanta, GA, which he joined in 1987. Mr. Kowalczyk became a Managing Director of KSA in 2002, at which time he became part of their global leadership team. Prior to KSA, Mr. Kowalczyk was with Federated Department Stores.

        As Executive Vice President, Chief Administrative Officer, Mr. Kowalczyk will be responsible for the Company’s operations, distribution and logistics, direct marketing, strategic planning, international, information systems, and sourcing and manufacturing. He will report directly to Arnold Zetcher, Talbots Chairman, President and Chief Executive Officer.

        The proposed terms for Mr. Kowalczyk’s employment are generally as follows, subject to the finalization, completion and approval of his employment agreement.

        Mr. Kowalczyk will have an employment term that will continue through fiscal 2007 and which will be renewable for three-year terms thereafter unless at least six months prior notice of nonrenewal is given.

        As Executive Vice President, Chief Administrative Officer, Mr. Kowalczyk will receive a base salary of not less than $494,000, to be reviewed annually. For the Company’s 2004 fiscal year, Mr. Kowalczyk will receive an incentive opportunity bonus of $350,000, which will be contingent on his continued employment with Talbots through the end of the 2004 fiscal year, with one-half payable following commencement of employment and the balance payable on or before April 30, 2005. Beginning with the Company’s 2005 fiscal year, Mr. Kowalczyk will be eligible to receive an annual incentive bonus pursuant to the Company’s Management Incentive Plan (“MIP”). Mr. Kowalczyk’s initial target incentive rate under the MIP will be 40%.

        Mr. Kowalczyk will be eligible to receive equity incentive compensation under the Company’s 2003 Executive Stock Based Incentive Plan (“ESBIP”). Upon commencement of employment Mr. Kowalczyk will receive a stock option for 60,000 shares of common stock of the Company, which will vest in one-third annual increments. The number and timing of future stock options and restricted stock awards will be subject to the discretion of the Compensation Committee. Currently, the Company intends to recommend to the Compensation Committee that Mr. Kowalczyk receive grants of 75,000 options and 25,000 shares of performance accelerated restricted stock units in fiscal 2005.

        Mr. Kowalczyk will be entitled to insurance benefits including disability insurance, medical insurance, dental insurance, and paid life insurance, and he will be entitled to participate in benefit programs including the retirement program, the supplemental retirement program, the R.S.V.P. 401(k) savings program, and the supplemental R.S.V.P. 401(k) savings program. Mr. Kowalczyk will also be entitled to participate in the Company’s executive automobile program and financial counseling program. In addition, the Company will indemnify, defend and hold Mr. Kowalczyk harmless to the extent permitted by law.

        Mr. Kowalczyk will be entitled to reimbursement for reasonable expenses relating to his relocation including temporary living expenses for Mr. Kowalczyk and his family and reimbursement of broker’s fees paid on the sale of his current residence.

        If Mr. Kowalczyk’s employment is terminated by the Company without cause or by Mr. Kowalczyk for good reason, he will be entitled to a separation allowance in a single lump sum equal to one and one-half times the sum of (i) his annual base salary and (ii) if the termination occurs after the 2005 fiscal year, the incentive bonus paid or payable to him for the last full fiscal year prior to termination. In addition, Mr. Kowalczyk would continue to be entitled to benefits under the Company’s medical and dental programs for up to 18 months following termination.

        In the event there is a change in control of the Company and within 12 months thereafter Mr. Kowalczyk’s employment is terminated by the Company without cause or by Mr. Kowalczyk for good reason, Mr. Kowalczyk would be entitled to a lump sum amount equal to one and one-half times the sum of (i) his annual base salary and (ii) the target annual incentive bonus award under the MIP. Mr. Kowalczyk would also be entitled to continue to participate in certain Company benefit programs including any disability insurance program, medical insurance program, dental insurance program, and any life insurance program, for up to 18 months after termination.

        Mr. Kowalczyk will be subject to a restrictive covenant upon a termination by Mr. Kowalczyk without good reason or by the Company for cause, subject to continued compensation during any such restricted period.

        A copy of the employment agreement to be entered into between the Company and Mr. Kowalczyk, upon finalization, completion and approval, will be filed following its execution.

        In the past, Talbots has retained KSA for consulting projects in which Mr. Kowalczyk was involved in various capacities and often played a principal role. In addition to being a Managing Director, Mr. Kowalczyk has had a common equity interest of less than two percent in KSA. During fiscal 2003 and for the first nine months of fiscal 2004, Talbots incurred fees of approximately $3.3 million and approximately $740,000, respectively, for various consulting service projects and presently expects that it will incur approximately $1.4 million in fees to KSA in fiscal 2004 for currently committed consulting service projects.

Item 7.01 Regulation FD.

        A copy of the Company’s October 27, 2004 press release announcing the appointment of Mr. Kowalczyk as Executive Vice President, Chief Administrative Officer is furnished as Exhibit 99.1.

Item 9.01  Financial Statements and Exhibits.

c.	Exhibits.

99.1 Press Release issued on October 27, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 2, 2004	THE TALBOTS, INC. By: /s/ Carol Gordon Stone —————————————— Name: Carol Gordon Stone Title: Vice President, Corporate Controller

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued on October 27, 2004.